UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

CrowdStrike Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38933	45-3788918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Mathilda Place, Suite 300 Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 512-8906

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0005 par value	CRWD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 9, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of CrowdStrike Holdings, Inc. (the “Company”) adopted the CrowdStrike Holdings, Inc. Corporate Incentive Plan (“CIP”), which will govern the terms of annual cash incentive awards granted to eligible employees of the Company (including each of the Company’s current named executive officers), as determined by the Committee from time to time. Employees who participate in any other cash incentive plan or commission plan maintained by the Company will not be eligible to participate in the CIP. The Committee (or its delegate) will administer the CIP and will have the authority to determine all of the terms of the awards granted under the CIP.

The CIP provides for a cash incentive award pool determined based on the achievement of specified quarterly performance goals, which may include annual recurring revenue, operating income, EBITDA and/or any other performance objectives set forth in Section 10(c) of the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan (as amended from time to time). The performance measures for the Company’s named executive officers for the Company’s fiscal year ending January 31, 2022 will be described in the Company’s annual proxy statement filed in 2022. Following the end of each quarterly performance period, the Committee will determine achievement of the performance goals. The Committee may modify and/or adjust the performance goals or the related level of achievement, in whole or in part, as it deems appropriate or equitable.

A participant’s individual cash incentive award under the CIP payable from the award pool for the applicable performance period may be subject to such additional department, individual or other performance goals as determined by the Committee. Any cash incentive awards that become payable under the CIP will generally be paid no later than 60 days following the end of the applicable performance period. In order to receive an award under the CIP, the participant must remain employed with the Company through the date of payment.

The foregoing description of the CIP is qualified in its entirety by the full text of the CIP, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	CrowdStrike Holdings, Inc. Corporate Incentive Plan
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdStrike Holdings, Inc.

Date: March 12, 2021	/s/ Burt Podbere
Burt W. Podbere
Chief Financial Officer